UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2002
(Date of Report)

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ALASKA AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Alaska (State or other jurisdiction of incorporation or organization)	92-0009235 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7079
(Registrant’s telephone number)

ITEM 4. Changes in Registrant’s Certifying Accountant
Signatures

ITEM 4. Changes in Registrant’s Certifying Accountant

On May 22, 2002, Alaska Air Group (Air Group) determined for itself and on behalf of its subsidiaries, Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon), to dismiss its independent public accountants, Arthur Andersen LLP (Andersen), and to select Deloitte & Touche LLP to serve as its new independent auditors for the year ending December 31, 2002. The change in accountants will become effective upon completion of the customary client acceptance procedures of Deloitte & Touche LLP. This determination was recommended by Air Group’s Audit Committee and approved by Air Group’s Board of Directors.

Andersen’s reports on Air Group’s, Alaska’s and Horizon’s financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between Air Group, Alaska or Horizon and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Air Group has provided Andersen with a copy of the foregoing disclosures and has requested a letter from Andersen stating whether it agrees with the disclosures contained herein. The Company expects to file this letter with the Commission within ten business days of the date of this Report.

During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, neither Air Group nor Alaska nor Horizon nor anyone acting on their behalf consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Air Group’s or Alaska’s or Horizon’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC
Registrant

Date: May 28, 2002

/s/ Bradley D. Tilden
Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

ALASKA AIRLINES, INC
Registrant

Date: May 28, 2002

/s/ Bradley D. Tilden
Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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